UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): June 15, 2009

GOLD BAG, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12830 Hillcrest Rd., Suite 111, Dallas, TX 75230-1547

(Address of principal executive offices)

Issuer’s telephone number: (972) 364-9096

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On June 15, 2009, based on the recommendation of and approval of the Board of Directors of Gold Bag, Inc. (the “Company”), the Company dismissed Manning Elliott, LLP, Chartered Accountants (“Manning”) as its independent auditor.

Manning reported on the Company’s financial statements for the years ended December 2008, 2007, 2006, 2005 and 2004. For these periods and up to June 15, 2009, there were no disagreements with Manning on any matter of accounting principle or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Manning would have caused it to make reference thereto in its report on the financial statements for such years.

The reports of Manning on the financial statements of the Company for the fiscal years ended December 2008, 2007, 2006, 2005, and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided Manning with a copy of the foregoing disclosure and requested that Manning provide the Company with a letter addressed to Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item. A copy of such letter, dated June 15, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On June 15, 2009, the Company appointed Rosenberg, Rich, Baker, Berman, & Company as its new independent registered public accounting firm for the quarter ended March 31, 2009 and going forward. During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Rosenberg Rich Baker Berman & Company, neither the Company nor anyone on the Company’s behalf consulted with Rosenberg, Rich, Baker, Berman, & Company regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

16.1	Letter from Manning Elliott, LLP, Chartered Accountants to the SEC dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD BAG, INC.
(Registrant)

Date: June 16, 2009	by:	/s/ Lance Ayers
Lance Ayers, Chief Executive Officer

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